Exhibit 10.1

FY2015 Metrics Based Bonus — Executive Plan

Effective February 1, 2014 - January 31, 2015

Objectives

•                  Promotes team based goals/results and links to corporate goals/results.

•                  Provide incentives to meet and exceed total bookings, thereby increasing the value of Rally (increase shareholder value)

•                  Share in the success of Rally.

•                  Align executives with the primary goals of Rally.

Eligibility

•                  The CEO, executives who report to the CEO and other specified executive officers are eligible to participate in this plan.

•                  Executives must be employed by May 1, 2014 to receive the fiscal year first half payment.

•                  Executives must be employed by November 3, 2014 to receive the fiscal year second half payment.

•                  For those executives hired mid year, the MBB bonus will be prorated for the number of days employed at Rally, and MBB payout will be based on actual earnings.

•                  Executives must be employed on the last business day of the fiscal year first half (July 31, 2014) to be eligible to receive the first fiscal year half payment.

•                  Executives must be employed on the last business day of the fiscal year (January 30, 2015) to be eligible to receive the full fiscal year payment, or any portion of that payment relative to their start date.

Bonus Plan Period

The bonus will be measured over the fiscal year 2015 with a (1) mid-year or six month payout and (2) full fiscal year or 12 month payout.

The following rules apply for the six months payment.

•                  If results are less than 100% of the operating plan total bookings, the bonus will be paid according to payment schedule (see below).

•                  If results are greater than or equal to 100% of the operating plan total bookings, the bonus will be paid at 100% of the target bonus.

The following rules apply for the 12 months payment.

•                  At 12 months the MBB payout will be measured against the full fiscal year operating plan.

•                  The year-end payment will be “trued up” to address under or over performance as measured against the full fiscal year performance.

•                  Over performance will be paid according to the MBB Payment Schedule.

•                  In cases where full fiscal year performance drops below 90% and there has been a first half payment, there will be no claw-back provision.

Target Bonus

The bonus will be calculated based on actual earnings for the respective time period.

* Actual earnings include actual base salary earnings only and exclude all other compensation such as bonus payments.

Bonus Plan Metrics

•                  MBB will be measured on total bookings for the fiscal year (new product bookings + renewals + services bookings)

•                  Total bookings targets are aligned with the approved operating plan.

•                  MBB payment will be paid to participants based on a preset schedule defining MBB % payment against total bookings.

•                  The threshold will be set at 90% achievement against total bookings with a payment equal to 60% of target bonus.

•                  Maximum payment will be set at 110% achievement against total bookings with a payment equal to 200% of target bonus.

Payout Schedule

•                  The bookings achievement range is 90% to 110% as follows:

Bookings Achievement	Payout %
Below 90%	0.0%
90%	60%
91%	64%
92%	68%
93%	72%
94%	76%
95%	80%
96%	84%
97%	88%
98%	92%
99%	96%
100%	100%
101%	110%
102%	120%
103%	130%
104%	140%
105%	150%
106%	160%
107%	170%
108%	180%
109%	190%
110%	200%

MBB Bonus Calculation

The bonus payment is equal to the Target Bonus % multiplied by the Total Bookings Achievement Performance % (above) multiplied by Actual Earnings:

(Total Bookings Achievement Payout %) x (Actual Earnings x Target Bonus)

Timing

Anticipated Payout Date:

It is anticipated Rally will pay:

•                  First Half (1H) fiscal year MBB between August 15 and September 15, 2014 pending compensation committee approval.

•                  Second Half (2H) fiscal year MBB between February 14, 2015 and March 15, 2015 pending compensation committee approval.

Other Provisions

•                  Part-time executives will be paid out in accordance with their reduced schedule based on their actual earnings.

•                  Executives on sabbatical will be paid the full payout amount.

•                  Executives on qualified FMLA leave are entitled to full MBB allocation, regardless of duration.

•                  Executives on unpaid leave will not receive a payout for the period of unpaid leave.

•                  Rally reserves the right to interpret, change or cancel this plan at any time in its discretion.